UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

LKA Gold Incorporated
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-17106 (Commission File Number)	91-1428250 (IRS Employer I.D. No.)

3724  47th Street Ct.  N.W.
Gig Harbor, Washington  98335
 (Address of principal executive offices)

(253) 514-6661
(Registrant’s telephone number)

N/A
(Former name and/or address if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2015, the Registrant, LKA Gold Incorporated (“LKA”) entered into an Exploration Agreement & Option (the “Agreement”) with Kinross Gold U.S.A., Inc. for the purpose of expanding its Golden Wonder Mine exploration beyond LKA’s active workings.

The Agreement, amongst its other other provisions, grants Kinross a five-year exclusive right to explore, and if successful, develop any mineral resource(s) containing 50,000 or more ounces of gold on LKA’s properties above and adjacent to the Golden Wonder Mine located near Lake City, Colorado. If such a resource, or multiple resources, is discovered, LKA will have the option to enter into a joint venture with Kinross for the purpose of developing such resource(s) by reimbursing 40.25% of Kinross’ exploration expenses in return for a 35% interest in the joint venture. If a joint venture is formed, LKA’s contribution will also include all of LKA’s Golden Wonder properties.

During the five-year exploration period, Kinross will, but is not obligated to, conduct exploration, at its own expense, while LKA will retain the exclusive right to continue exploration and development of any resources within a “Carve-Out Area” which is LKA’s current area of operation.

Kinross Gold U.S.A., Inc. is a wholly owned subsidiary of Kinross Gold Corporation, a Canadian-based senior gold mining company with mines and projects in the United States, Brazil, Chile, Ghana, Mauritania, and Russia. Kinross maintains listings on the Toronto Stock Exchange (symbol:K) and the New York Stock Exchange (symbol:KGC).

Item 9.01 Exhibits.

Exhibit No.	Exhibit Description
10.1	Exploration Agreement and Option with Kinross Gold U.S.A., Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                LKA Gold Incorporated
Date:  July 13, 2015

                                                                By: /s/ Kye A. Abraham
                                                                      Kye A. Abraham, President